Exhibit 21

Subsidiaries of Clean Harbors, Inc.

Subsidiary	Jurisdiction of Organization
Altair Disposal Services, LLC	Delaware
Baton Rouge Disposal, LLC	Delaware
BCT Structures, ULC*	Alberta
Bridgeport Disposal, LLC	Delaware
Cat Tech International, Ltd.*	Bahamas
CH International Holdings, LLC	Delaware
Clean Harbors Andover, LLC	Delaware
Clean Harbors Aragonite, LLC	Delaware
Clean Harbors Arizona, LLC	Delaware
Clean Harbors Baton Rouge, LLC	Delaware
Clean Harbors BDT, LLC	Delaware
Clean Harbors Buttonwillow, LLC	Delaware
Clean Harbors Canada, Inc.*	New Brunswick
Clean Harbors Caribe, Inc.*	Puerto Rico
Clean Harbors Chattanooga, LLC	Delaware
Clean Harbors Clive, LLC	Delaware
Clean Harbors Coffeyville, LLC	Delaware
Clean Harbors Colfax, LLC	Delaware
Clean Harbors Deer Park, LLC	Delaware
Clean Harbors Deer Trail, LLC	Delaware
Clean Harbors Development, LLC	Delaware
Clean Harbors Directional Boring Services, ULC*	Alberta
Clean Harbors Directional Boring Services LP*	Alberta
Clean Harbors Disposal Services, Inc.	Delaware
Clean Harbors El Dorado, LLC	Delaware
Clean Harbors Energy and Industrial Services Corp.*	Alberta
Clean Harbors Energy and Industrial Services LP*	Alberta
Clean Harbors Energy and Industrial Western Ltd.*	Alberta
Clean Harbors Energy Services ULC*	Alberta
Clean Harbors Environmental Services, Inc.	Massachusetts
Clean Harbors ES Industrial Services, Inc.	Delaware
Clean Harbors Exploration Services, Inc.	Nevada
Clean Harbors Exploration Services, ULC*	Alberta
Clean Harbors Exploration Services LP*	Alberta
Clean Harbors Florida, LLC	Delaware
Clean Harbors Grassy Mountain, LLC	Delaware
Clean Harbors India LLP*	India
Clean Harbors Industrial Services Canada, Inc.*	Alberta
Clean Harbors Industrial Services, Inc.	Delaware
Clean Harbors Innu Environmental Services, Inc.	Newfoundland
Clean Harbors Kansas, LLC	Delaware

Exhibit 21

Clean Harbors Kingston Facility Corporation	Massachusetts
Clean Harbors LaPorte, LLC	Delaware
Clean Harbors Laurel, LLC	Delaware
Clean Harbors Lodging Services LP*	Alberta
Clean Harbors Lodging Services, ULC*	Alberta
Clean Harbors Lone Mountain, LLC	Delaware
Clean Harbors Mercier, Inc.	Quebec
Clean Harbors of Baltimore, Inc.	Delaware
Clean Harbors of Braintree, Inc.	Massachusetts
Clean Harbors of Connecticut, Inc.	Delaware
Clean Harbors Pecatonica, LLC	Delaware
Clean Harbors Production Services, ULC*	Alberta
Clean Harbors Quebec, Inc.*	Quebec
Clean Harbors Recycling Services of Chicago, LLC	Delaware
Clean Harbors Recycling Services of Ohio LLC	Delaware
Clean Harbors Reidsville, LLC	Delaware
Clean Harbors San Jose, LLC	Delaware
Clean Harbors San Leon, Inc.	Delaware
Clean Harbors Services, Inc.	Massachusetts
Clean Harbors Surface Rentals, ULC*	Alberta
Clean Harbors Surface Rentals Partnership*	Alberta
Clean Harbors Surface Rentals USA, Inc.	Delaware
Clean Harbors Tennessee, LLC	Delaware
Clean Harbors Westmorland, LLC	Delaware
Clean Harbors White Castle, LLC	Delaware
Clean Harbors Wichita, LLC	Delaware
Clean Harbors Wilmington, LLC	Delaware
Crowley Disposal, LLC	Delaware
CTVI Inc.*	Virgin Islands
Cyn Oil Corporation	Massachusetts
Disposal Properties, LLC	Delaware
Emerald Services, Inc.	Washington
EnviroSORT Inc.	Alberta
Grizzco Camp Services, ULC*	British Columbia
GSX Disposal, LLC	Delaware
Hilliard Disposal, LLC	Delaware
Industrial Service Oil Company, Inc.	California
JL Filtration Inc.*	Alberta
JL Filtration Operating Limited Partnership*	Alberta
Laidlaw Environmental Services de Mexico S.A. de C.V.*	Mexico
Lonestar Sylvan Inc.*	Canada
Lonestar Vacuum Inc.*	Alberta
Lonestar West Enterprises LLC	Oklahoma

Exhibit 21

Lonestar West Inc.*	Canada
Lonestar West Services LLC	Nevada
Murphy's Waste Oil Service, Inc.	Massachusetts
Northeast Casualty Insurance Company	Vermont
Plaquemine Remediation Services, LLC	Delaware
Rosemead Oil Products, Inc.	California
Roebuck Disposal, LLC	Delaware
Safety-Kleen de Mexico, S. de R.L. de C.V.*	Mexico
Safety-Kleen Canada Inc.*	New Brunswick
Safety-Kleen Envirosystems Company	California
Safety-Kleen Envirosystems Company of Puerto Rico, Inc.	Indiana
Safety-Kleen, Inc.	Delaware
Safety-Kleen International, Inc.	Delaware
Safety-Kleen International Asia Investment Company Limited*	Hong Kong
Safety-Kleen of California, Inc.	California
Safety-Kleen Systems, Inc.	Wisconsin
Sanitherm, ULC*	Alberta
Sawyer Disposal Services, LLC	Delaware
Service Chemical, LLC	Delaware
SK D’Incineration*	Quebec
SK Servicios Ambientales Administrativos, S. de R.L. de C.V.*	Mexico
Spring Grove Resource Recovery, Inc.	Delaware
The Solvents Recovery Service of New Jersey, Inc.	New Jersey
Thermo Fluids Inc.	Delaware
Tri-vax Enterprises Ltd.*	Alberta
Tulsa Disposal, LLC	Delaware
Veolia ES Industrial Services, Inc.	Delaware
Versant Energy Services, Inc.	Delaware
Versant Energy Services, LP*	Alberta
Vulsay Industries Ltd.*	Ontario
*Foreign entity or subsidiary of foreign entity